UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-186564	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street

Suite 415

New York, NY 10001

(Address of Principal Executive Offices, including Zip Code)

(212) 792-9671

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On December 20, 2013, Richard Stalzer resigned from his position as Chief Executive Officer of Voltari Corporation (the “Company”) and from all other positions held at the Company, effective December 18, 2013.

In connection with Mr. Stalzer’s resignation, the Company entered into a Release Agreement with Mr. Stalzer (the “Stalzer Release Agreement”), effective December 18, 2013.

In accordance with the Stalzer Release Agreement, the Company agreed to pay Mr. Stalzer severance in the aggregate amount of $43,126.66, paid in two equal installments beginning on the Company’s first normal payroll date in January, plus accrued and unpaid vacation or paid time off. As of December 18, 2013, Mr. Stalzer was vested in the right to purchase 2,785 shares of the Company’s common stock. All other unvested equity awards were forfeited and cancelled as of December 18, 2013. Following his termination, Mr. Stalzer remains subject to certain non-disclosure and non-solicitation covenants. Mr. Stalzer also agreed to unilaterally release the Company from all claims arising out of his employment with the Company or the cessation thereof (other than claims arising pursuant to the Stalzer Release Agreement).

Appointment of Acting Chief Executive Officer

Effective December 20, 2013, the Board of Directors of the Company appointed Richard Sadowsky to the position of Acting Chief Executive Officer. In connection with this appointment, Mr. Sadowsky will relinquish his titles of Chief Administrative Officer and General Counsel.

Effective December 20, the Company and Mr. Sadowsky entered into an amendment to the Offer Letter dated November 15, 2012 (the “Sadowsky Amendment”). The Sadowsky Amendment provides for an increase in Mr. Sadowsky’s annual salary to $310,000 and provides that Mr. Sadowsky’s ceasing to serve as Acting Chief Executive Officer and returning to his titles of Chief Administrative Officer and General Counsel shall not constitute termination for Good Reason under the Company’s Amended and Restated Executive Severance and Change of Control Plan.

The foregoing descriptions of the terms of the Stalzer Release Agreement and the Sadowsky Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Release Agreement by and between Voltari Corporation and Richard Stalzer.

10.2	Amendment to the Sadowsky Offer Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013	VOLTARI CORPORATION

	By:	/s/ Richard Sadowsky
Richard Sadowsky Acting Chief Executive Officer